Exhibit 99.1

Contact:  Dan McCarthy, 610-774-5758

PPL Electric Utilities awards fourth round of electricity supply contracts
Company now has obtained two-thirds of electricity needed for customers in 2010

ALLENTOWN, Pa. (Oct. 2, 2008) -- The Pennsylvania Public Utility Commission has approved the results of a competitive-bid solicitation for a portion of the power PPL Electric Utilities needs in 2010 for residential and small-business customers who do not choose their own provider.
The PUC action on Wednesday (10/1) completes four of the six purchases that PPL Electric Utilities will conduct to obtain default service electricity supply from the competitive market for 2010, as required by state law.
The average generation supply prices from this round of bids, representing 850 megawatts of generation, are $112.51 per megawatt-hour for residential customers and $111.94 per megawatt-hour for small commercial and industrial customers, including Pennsylvania gross receipts tax and adjustment for line losses.
If the average prices for the remaining two purchases match the prices approved so far, the bill for a residential customer of PPL Electric Utilities using 1,000 kilowatt-hours per month would increase in 2010 by 36.1 percent, or about $38.48.
Monthly bills for small-business customers would increase on average about 25 percent, while monthly bills for mid-size business customers would increase on average about 44.3 percent.
Prices in 2010 for PPL Electric Utilities’ default service option will not be known until late 2009 after all six solicitations are complete.  Actual bills also will depend on how much electricity customers use and the rate schedule under which they receive service.  The final two purchases are scheduled for the spring and fall of 2009.
PPL Electric Utilities began obtaining power for 2010 in 2007 and has continued to purchase power in stages to diversify the price risk of obtaining power for customers who stay with the company’s default service option.  Spreading out purchases enables PPL Electric Utilities to blend prices from a variety of solicitations.
The winning suppliers in the fourth round of purchases were selected from among 14 competing companies.  An independent firm, NERA Economic Consulting, managed the purchase process, compiled the results and presented them to the PUC for approval.
State law requires PPL Electric Utilities, which does not own power plants and does not generate electricity, to buy power in the competitive market for its customers who do not select an electricity provider.  The cost of this electricity supply is passed directly to customers without profit.
Pennsylvania consumers have the option to shop for electricity supply as an alternative to the default service prices offered by PPL Electric Utilities.
Customers of PPL Electric Utilities have few competitive options for electricity supply today because the company’s generation charge for default service remains under a rate cap that was established in the 1990s.
Electricity suppliers have had to deal with increasing market prices for electricity in the last decade, and so have been unable to offer prices that can compete with PPL Electric Utilities’ capped below-market rates, which will remain in effect through the end of 2009.
Rate caps already have ended for six electric utilities in Pennsylvania, and competition is growing in those areas.  For example, according to the Pennsylvania Office of Consumer Advocate, more than 20 percent of Duquesne Light’s customers in the Pittsburgh area have chosen other electricity suppliers.
The increase in costs to generate electricity is driven largely by higher costs for the fuels used to make electricity — coal, natural gas, oil and uranium — and because demand for electricity is rising faster than new supply is being built.  Generators also are facing higher costs for materials and equipment and stricter environmental regulations.
“Customers can offset some of the increase they may face in 2010 by taking steps to become more energy-efficient,” said David G. DeCampli, president of PPL Electric Utilities.  DeCampli said the federal government estimates that typical homeowners can save as much as 30 percent on their energy bills by making energy-efficient improvements in their homes.
As part of its e-power program, PPL Electric Utilities offers the Energy Analyzer on its Web site, www.pplelectric.com, a tool that enables customers to view their daily electricity use, compare their usage with similar homes or businesses, and get customized suggestions to help reduce their electricity use.
“Customers can also spread out their increase in 2010 over several years by signing up for our phase-in payment option,” DeCampli said.  “And if suppliers offer customers lower prices than our default service as we move to full electric competition, customers will be able to take advantage of those choices.”
PPL Electric Utilities’ phase-in option allows residential and small-business customers to adjust gradually to 2010 prices.  Customers who sign up for that program make advance payments in 2008 and 2009.  Those payments, plus 6 percent interest paid by PPL Electric Utilities, are returned to customers as credits on their bill in 2010 and 2011 to offset higher prices.
About 74,000 customers have already signed up for the program.  Interested customers can enroll by calling 1-866-597-2010, visiting PPL Electric Utilities’ Web site at www.pplelectric.com or returning the postage-paid tear-off card that they received by mail in September.
DeCampli said PPL Electric Utilities also plans to offer time-of-use rate options to all customers beginning in 2010.  Time-of-use rates allow customers to save money by shifting electric use from peak hours when it costs the most to generate.
PPL Electric Utilities has installed advanced electric meters for all of its 1.4 million customers, he said.  The capabilities of this equipment make additional rate options possible and allow the company to give customers access to more information than they have ever had about their electricity use.
PPL Electric Utilities, a subsidiary of PPL Corporation (NYSE: PPL), provides electric delivery service to 1.4 million customers in 29 counties of eastern and central Pennsylvania and has consistently ranked among the best companies for customer service in the United States.  More information is available at www.pplelectric.com.

Data Summary: Four Rounds of Power Purchases
	Residential Customers	Small Commercial and Industrial Customers
Round 1 (July 2007) Retail price per megawatt-hour	$101.77	$105.11
Round 2 (October 2007) Retail price per megawatt-hour	$105.08	$105.75
Average of first two rounds Retail price per megawatt-hour Estimated average increase in 2010	$103.43 32.7%	$105.43 22.9% for small businesses; 41.5% for mid-size businesses
Round 3 (March 2008) Retail price per megawatt-hour	$108.80	$108.76
Average of rounds 1, 2 and 3 Retail price per megawatt-hour Estimated average increase in 2010	$105.22 34.4%	$106.54 23.8% for small businesses; 42.8% for mid-size businesses
Round 4 (October 2008) Retail price per megawatt-hour	$112.51	$111.94
Average of all four rounds Retail price per megawatt-hour Estimated average increase in 2010	$107.04 36.1%	$107.89 25% for small businesses; 44.3% for mid-size businesses

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Statements contained in this news release, including statements with respect to future energy prices and supply, regulation and rates, are “forward-looking statements” within the meaning of the federal securities laws.  Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; customer energy usage; competition in retail and wholesale power markets; liquidity of wholesale power markets; the effect of any business or industry restructuring; operation and availability of existing and future generation facilities and operating costs; political, regulatory or economic conditions; receipt of governmental approvals and rate relief; new state or federal legislation; state and federal regulatory developments; and the commitments and liabilities of PPL Corporation and its subsidiaries.  Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

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